UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2013

Colfax Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)
(301) 323-9000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 7, 2013, Colfax Corporation (the “Company”) entered into the Third Amendment to its credit agreement, as amended, by and among the Company, Colfax UK Holdings Ltd, the other subsidiaries of the Company party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent (the “Third Amendment”). Pursuant to the Third Amendment, the Company amended its credit agreement to, among other things, (i) reallocate the borrowing capacities of the tranches of loans as follows: a $408.7 million term A-1 facility, a $380 million term A-2 facility, a €149.7 million term A-3 facility, a €100 million term A-4 facility and two revolving credit subfacilities which total $898 million in commitments, (ii) provide for an interest rate margin on the term A-1 facility, the term A-2 facility and the revolving credit subfacilities ranging from 0.50% to 1.25% per annum for base rate loans and 1.50% to 2.25% per annum for Eurocurrency rate loans, in each case, determined by the Company’s leverage ratio, (iii) provide for an interest rate margin on the term A-3 facility and the term A-4 facility ranging from 0.75% to 1.50% per annum for base rate loans and 1.75% to 2.50% per annum for Eurocurrency rate loans, in each case, determined by the Company’s leverage ratio, and (iv) reset the maturity date for the term A facilities and the two revolving credit subfacilities as well as the amortization schedule for the term A facilities to a five year term commencing on November 7, 2013. In connection with the Third Amendment, the prior term B facility under the credit agreement was repaid in its entirety. Other amendments and modifications are as set forth in the full text of the Third Amendment.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1
Third Amendment to Credit Agreement, dated as of November 7, 2013, by and among Colfax Corporation, Colfax UK Holdings Ltd, the other subsidiaries of Colfax Corporation party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: November 14, 2013	By:	/s/ C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1
Third Amendment to Credit Agreement, dated as of November 7, 2013, by and among Colfax Corporation, Colfax UK Holdings Ltd, the other subsidiaries of Colfax Corporation party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.